UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported): August 6, 2010
FIRST INTERSTATE BANCSYSTEM, INC.

(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)
401 North 31st Street, Billings, MT 59101

(Address of principal executive offices)
(406) 255-5390

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On August 6, 2010, Edward Garding was appointed as the Chief Operating Officer of First Interstate BancSystem, Inc. (the “Registrant”). Mr. Garding, age 60, has been an Executive Vice President of the Registrant since 2004 and Chief Credit Officer of the Registrant since 1999. In addition, Mr. Garding has served as a director of the Registrant’s bank subsidiary, First Interstate Bank, since 1998. Mr. Garding served as a Senior Vice President of the Registrant from 1996 through 2003, President of First Interstate Bank from 1998 to 2001 and President of the Sheridan branch of First Interstate Bank from 1988 to 1996. Prior to joining the Registrant’s management team in 1996, Mr. Garding served the Registrant in various positions since 1971.
     Mr. Garding replaces Gregory A Duncan, who resigned his position as Chief Operating Officer effective August 6, 2010. Mr. Duncan and the Registrant entered into a severance agreement whereby the Registrant will pay Mr. Duncan a cash separation benefit of $310,446 representing one times Mr. Duncan’s annual base salary plus COBRA premiums for six months, subject to standard waiver and release provisions.

SIGNATURE
     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 10, 2010

FIRST INTERSTATE BANCSYSTEM, INC.
By:	/s/ LYLE R. KNIGHT
Lyle R. Knight
President and Chief Executive Officer